                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

                                                           PERCENTAGE OF VOTING
                                                           SECURITIES OWNED BY
                                           ORGANIZED UNDER   REGISTRANT AS OF
                                               LAW OF         MARCH 30, 1997
                                           --------------- --------------------
Aseco Investment Corporation..............  Massachusetts          100%
Aseco International Sales Corporation.....  Barbados               100%
Aseco International Inc...................  Delaware               100%
Aseco Malaysia Sdn. Bhd...................  Malaysia               100%